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                                                                     EXHIBIT 5.1

                                 April 29, 2004

ClickSoftware Technologies Ltd.
34 Habarzel Street
Tel Aviv, Israel

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as Israeli counsel to ClickSoftware Technologies, Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 on or about April 29, 2004 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of 400,000 of the Company's ordinary shares, par value NIS 0.02 per share (the "Plan Shares"), to be issued under the Company's 2000 Share Option Plan, as amended (the "2000 Plan"), and 250,000 of the Company's ordinary shares, par value NIS 0.02 per share (the "ESPP Shares"), to be issued under the Company's 2000 Employee Share Purchase Plan ("2000 ESPP").

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) 2000 Plan and 2000 ESPP and (iii) resolutions of the Company's Board of Directors and shareholders. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the Plan Shares and ESPP Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2000 Plan and the 2000 ESPP and pursuant to agreements with respect to the plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.